UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/22/2009

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

    On December 1, 2009, DayStar Technologies, Inc. (the "Company") filed its proxy statement with the Securities and Exchange Commission in which it disclosed that it would hold its annual meeting on Tuesday, December 22, 2009.

    On December 22, 2009, the Company announced in a press release that it was postponing its annual meeting until January 20, 2010 due to a lack of quorum. As a result of the postponement, the Company will not meet the listing requirements found in Nasdaq Marketplace Rule 5620(a). This rule requires the Company to hold its annual meeting of shareholders no later than one year after the end of the Company's fiscal year-end. The Company's last fiscal year end was December 31, 2008, thus requiring the Company to hold its annual meeting on or before December 31, 2009.

    As mentioned in its press release, the Company is requesting all shareholders who have not yet voted their shares to please do so by one of the methods disclosed on their ballot.

    Under Nasdaq Marketplace Rule 5810(c)(1), Nasdaq will issue the Company a delisting determination because of its failure to hold its annual meeting on or before December 31, 2009, and at that time the Company may file an appeal. In the interim, as a means of gaining compliance with Rule 5620(a), the Company will send a voting reminder to shareholders who have not yet voted and is extending the meeting date until January 20, 2010, in order to allow sufficient time for additional shareholder votes.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.          Description
99.1                Press Release, "DayStar Technologies Announces Postponement of Annual Meeting,"
                     dated December 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: December 28, 2009	By:	/s/ William S. Steckel
William S. Steckel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, "DayStar Technologies Announces Postponement of Annual Meeting," dated December 22, 2009